Exhibit 99.1

Semtech Announces Second Quarter of Fiscal Year 2022 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--September 1, 2021--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its second quarter of fiscal year 2022, which ended August 1, 2021.

Highlights for the Second Fiscal Quarter 2022

  Record net sales of $185.0 million, an increase of 9% sequentially and 29% year-over-year
  GAAP and non-GAAP gross margin grew sequentially 90bps and 70bps to 62.4% and 62.7%, respectively
  Record GAAP diluted earnings per share of $0.50 and record non-GAAP diluted earnings per share of $0.65
  Record Wireless and Sensing products group net sales driven by record LoRa® and record proximity sensing net sales
  Record Signal Integrity products group net sales driven by record Tri-Edge™ and record 10G PON net sales
  Record operating cash flow of $53.0 million or 29% of Q2 FY2022 net sales
  Repurchased 639,519 shares for $42.0 million during Q2 FY2022

Results on a GAAP basis for the Second Fiscal Quarter 2022

  Net sales were $185.0 million
  GAAP Gross margin was 62.4%
  GAAP SG&A expense was $42.0 million
  GAAP R&D expense was $35.5 million
  GAAP Operating margin was 19.8%
  GAAP Net income attributable to common stockholders was $32.9 million or $0.50 diluted earnings per share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Second Fiscal Quarter 2022 (see the list of non-GAAP financial measures and the reconciliation of these to the most comparable GAAP measures set forth in the tables below under "Supplemental Information: Reconciliation of GAAP to Non-GAAP Results")

  Non-GAAP Gross margin was 62.7%
  Non-GAAP SG&A expense was $34.2 million
  Non-GAAP R&D expense was $31.7 million
  Non-GAAP Operating margin was 27.1%
  Non-GAAP Net income attributable to common stockholders was $42.4 million or $0.65 diluted earnings per share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Fiscal Q2 was a strong quarter with the Company achieving record net sales and record diluted earnings per share. The strong global demand for our core growth engines in the IoT and Infrastructure segments, led by our LoRa and Tri-Edge platforms is very exciting. In addition, the increase in gross margins driven by the ramp of our new products is evidence of the healthy innovation culture in the Company. We are confident that we should be able to continue to execute across all our product groups and deliver a record performance in FY2022.”

Third Fiscal Quarter 2022 Outlook

Both the GAAP and non-GAAP third fiscal quarter 2022 outlook below take into account, based on the Company's current estimates, the uncertain, but potential negative impact to the Company of the ongoing COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results, as well as export restrictions pertaining to Huawei and certain of its affiliates and other entities identified by the U.S. government. The Company is unable to predict the full impact such challenges may have on its future results of operations.

GAAP Third Fiscal Quarter 2022 Outlook

  Net sales are expected to be in the range of $188.0 million to $198.0 million
  GAAP Gross margin is expected to be in the range of 62.4% to 63.4%
  GAAP SG&A expense is expected to be in the range of $44.0 million to $45.0 million
  GAAP R&D expense is expected to be in the range of $36.7 million to $37.7 million
  GAAP Intangible amortization expense is expected to be approximately $1.3 million
  GAAP Interest and other expense, net is expected to be approximately $1.4 million
  GAAP Effective tax rate is expected to be in the range of 9% to 11%
  GAAP Diluted earnings per share are expected to be in the range of $0.47 to $0.55
  Fully-diluted share count is expected to be approximately 65.2 million shares
  Share-based compensation is expected to be approximately $15.0 million, categorized as follows: $0.8 million cost of sales, $10.0 million SG&A, and $4.2 million R&D
  Capital expenditures are expected to be approximately $8.9 million
  Depreciation expense is expected to be approximately $6.8 million

Non-GAAP Third Fiscal Quarter 2022 Outlook (see the list of non-GAAP financial measures and the reconciliation of these to the most comparable GAAP measures set forth in the tables below under "Reconciliation of GAAP to Non-GAAP Outlook")

  Non-GAAP Gross margin is expected to be in the range of 62.8% to 63.8%
  Non-GAAP SG&A expense is expected to be in the range of $33.5 million to $34.5 million
  Non-GAAP R&D expense is expected to be in the range of $32.5 million to $33.5 million
  Non-GAAP normalized tax rate for FY2022 is expected to be approximately 13%
  Non-GAAP Diluted earnings per share are expected to be in the range of $0.68 to $0.76

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its second fiscal quarter 2022 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through September 29, 2021 at the same website or by calling (877) 660-6853 and entering conference ID 13716892.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP financial measures. The Company’s non-GAAP measures of gross margin, SG&A expense, R&D expense, operating margin, net income attributable to common stockholders, diluted earnings per share and normalized tax rate exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles, impairments and credit loss reserves
  Restructuring, transaction and other acquisition or disposition-related gains or losses
  Litigation expenses or dispute settlement charges or gains
  Cumulative other reserves associated with historical activity including environmental and pension
  Equity in net gains or losses of equity method investments
  Loss on early extinguishment of debt
  Interest income from debt investments
  Changes in the fair value of contingent earn-out obligations

To provide additional insight into the Company's third quarter outlook, this release also includes a presentation of forward-looking non-GAAP financial measures. Management believes that the presentation of these non-GAAP measures provide useful information to investors regarding the Company’s financial condition and results of operations because these non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations, or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which the Company may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP financial measures to their most comparable GAAP measures for the first and second quarters of fiscal year 2022 and the second quarter of fiscal year 2021, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP normalized tax rate) to their most comparable GAAP measures for the third quarter of fiscal year 2022. Beginning with fiscal year 2022, the Company adopted a full-year, normalized tax rate for the computation of the non-GAAP income tax provision in order to provide better comparability across the interim reporting periods by reducing the quarterly variability in non-GAAP tax rates that can occur throughout the year. In estimating the full-year non-GAAP normalized tax rate, the Company utilized a full-year financial projection that considers multiple factors such as changes to the Company’s current operating structure, existing positions in various tax jurisdictions, the effect of key tax law changes, and other significant tax matters to the extent they are applicable to the full fiscal year financial projection. In addition to the adjustments described above, this normalized tax rate excludes the impact of share-based awards and the amortization of acquisition-related intangible assets. For fiscal year 2022, the Company’s projected non-GAAP normalized tax rate is 13% and will be applied to each quarter of fiscal year 2022. The Company’s non-GAAP normalized tax rate on non-GAAP net income may be adjusted during the year to account for events or trends that the Company believes materially impact the original annual non-GAAP normalized tax rate including, but not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events. The Company is unable to include a reconciliation of the forward-looking measure of the non-GAAP normalized tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the impact of share-based awards and the amortization of acquisition-related intangible assets that are excluded from this non-GAAP measure. The Company expects the variability of the above charges to have a potentially significant impact on its GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the third quarter of fiscal year 2022 outlook and our expectations for growth momentum and record financial results for our fiscal year 2022; the potential for a negative impact associated with the current supply chain tightness and any associated disruptions; the potential for a negative impact of the COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results; the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions including export restrictions with respect to Huawei and certain of its affiliates and other entities identified by the U.S. government; future operational performance; the anticipated impact of specific items on future earnings; and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the uncertainty surrounding the impact and duration of the COVID-19 pandemic on global economic conditions and on the Company's business and results of operations; export restrictions and laws affecting the Company's trade and investments including with respect to Huawei and certain of its affiliates and other entities identified by the U.S. government, and tariffs or the occurrence of trade wars; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; the Company’s ability to forecast its annual non-GAAP normalized tax rate due to material changes that could occur during the fiscal year, which could include, but are not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events; and the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, including impacts arising from Asian, European and global economic dynamics. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2021, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for infrastructure, high-end consumer, and industrial end markets. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

______________________________

Semtech, the Semtech logo and LoRa are registered trademarks or service marks, and Tri-Edge is a trademark or service mark, of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (unaudited)

	Three Months Ended			Six Months Ended
	August 1, 2021	May 2, 2021	July 26, 2020	August 1, 2021	July 26, 2020
	Q222	Q122	Q221	Q222	Q221
Net sales	$185,004	$170,372	$143,660	$355,376	$276,362
Cost of sales	69,572	65,511	55,409	135,083	107,350
Gross profit	115,432	104,861	88,251	220,293	169,012
Operating costs and expenses:
Selling, general and administrative	41,977	38,804	38,255	80,781	72,855
Product development and engineering	35,497	36,790	29,220	72,287	56,806
Intangible amortization	1,298	1,298	2,020	2,596	4,860
Changes in the fair value of contingent earn-out obligations	—	—	—	—	(33)
Total operating costs and expenses	78,772	76,892	69,495	155,664	134,488
Operating income	36,660	27,969	18,756	64,629	34,524
Interest expense	(1,185)	(1,199)	(1,252)	(2,384)	(2,811)
Non-operating income (expense), net	213	94	(176)	307	247
Investment impairments and credit loss reserves	(468)	(246)	(1,485)	(714)	(5,115)
Income before taxes and equity in net gains (losses) of equity method investments	35,220	26,618	15,843	61,838	26,845
Provision (benefit) for taxes	2,963	3,198	(416)	6,161	943
Net income before equity in net gains (losses) of equity method investments	32,257	23,420	16,259	55,677	25,902
Equity in net gains (losses) of equity method investments	674	78	(137)	752	(148)
Net income	32,931	23,498	16,122	56,429	25,754
Net loss attributable to noncontrolling interest	(2)	(2)	(3)	(4)	(6)
Net income attributable to common stockholders	$32,933	$23,500	$16,125	$56,433	$25,760

Earnings per share:
Basic	$0.51	$0.36	$0.25	$0.87	$0.39
Diluted	$0.50	$0.36	$0.24	$0.86	$0.39

Weighted average number of shares used in computing earnings per share:
Basic	64,721	65,089	65,084	64,905	65,337
Diluted	65,584	66,110	66,004	65,849	66,099

SEMTECH CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	August 1, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$262,657	$268,891
Accounts receivable, net	73,062	70,433
Inventories	103,031	87,494
Prepaid taxes	14,179	22,083
Other current assets	31,920	25,827
Total current assets	484,849	474,728
Non-current assets:
Property, plant and equipment, net	132,140	130,934
Deferred tax assets	24,816	25,483
Goodwill	351,141	351,141
Other intangible assets, net	9,150	11,746
Other assets	97,908	88,070
Total assets	$1,100,004	$1,082,102

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$52,473	$50,189
Accrued liabilities	63,893	59,384
Total current liabilities	116,366	109,573
Non-current liabilities:
Deferred tax liabilities	1,127	976
Long term debt	175,436	179,195
Other long-term liabilities	98,452	93,405
Stockholders’ equity	708,417	698,743
Noncontrolling interest	206	210
Total liabilities & equity	$1,100,004	$1,082,102

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION (in thousands) (unaudited)

	Six Months Ended
	August 1, 2021	July 26, 2020
Net income	$56,429	$25,754

Net cash provided by operations	85,599	63,299
Net cash used in investing activities	(15,867)	(20,981)
Net cash used in financing activities	(75,966)	(54,186)
Net decrease in cash and cash equivalents	(6,234)	(11,868)
Cash and cash equivalents at beginning of period	268,891	293,324
Cash and cash equivalents at end of period	$262,657	$281,456

	Three Months Ended
	August 1, 2021	May 2, 2021	July 26, 2020
	Q222	Q122	Q221
Free Cash Flow:
Cash Flow from Operations	$53,014	$32,585	$37,216
Net Capital Expenditures	(6,972)	(5,760)	(6,968)
Free Cash Flow	$46,042	$26,825	$30,248

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended			Six Months Ended
	August 1, 2021	May 2, 2021	July 26, 2020	August 1, 2021	July 26, 2020
	Q222	Q122	Q221	Q222	Q221
Gross Margin–GAAP	62.4%	61.5%	61.4%	62.0%	61.2%
Share-based compensation	0.3%	0.5%	0.4%	0.4%	0.3%
Adjusted Gross Margin (Non-GAAP)	62.7%	62.0%	61.8%	62.4%	61.5%

	Three Months Ended			Six Months Ended
	August 1, 2021	May 2, 2021	July 26, 2020	August 1, 2021	July 26, 2020
	Q222	Q122	Q221	Q222	Q221
Selling, general and administrative–GAAP	$41,977	$38,804	$38,255	$80,781	$72,855
Share-based compensation	(7,098)	(7,359)	(9,501)	(14,457)	(15,460)
Transaction and integration related	(101)	177	(249)	76	(334)
Restructuring and other reserves	(16)	—	(502)	(16)	(502)
Litigation cost, net of recoveries	(560)	(540)	(105)	(1,100)	(251)
Adjusted selling, general and administrative (Non-GAAP)	$34,202	$31,082	$27,898	$65,284	$56,308

	Three Months Ended			Six Months Ended
	August 1, 2021	May 2, 2021	July 26, 2020	August 1, 2021	July 26, 2020
	Q222	Q122	Q221	Q222	Q221
Product development and engineering–GAAP	$35,497	$36,790	$29,220	$72,287	$56,806
Share-based compensation	(3,768)	(3,762)	(3,135)	(7,530)	(6,025)
Transaction and integration related	—	—	—	—	87
Adjusted product development and engineering (Non-GAAP)	$31,729	$33,028	$26,085	$64,757	$50,868

	Three Months Ended			Six Months Ended
	August 1, 2021	May 2, 2021	July 26, 2020	August 1, 2021	July 26, 2020
	Q222	Q122	Q221	Q222	Q221
Operating Margin–GAAP	19.8%	16.4%	13.1%	18.2%	12.5%
Share-based compensation	6.2%	6.9%	9.2%	6.6%	8.2%
Intangible amortization	0.7%	0.8%	1.4%	0.7%	1.7%
Transaction and integration related	0.1%	(0.1)%	0.1%	—%	0.1%
Restructuring and other reserves	—%	—%	0.3%	—%	0.2%
Litigation cost, net of recoveries	0.3%	0.3%	0.1%	0.3%	0.1%
Adjusted Operating Margin (Non-GAAP)	27.1%	24.3%	24.2%	25.8%	22.8%

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED) (in thousands, except per share data) (unaudited)

	Three Months Ended			Six Months Ended
	August 1, 2021	May 2, 2021	July 26, 2020	August 1, 2021	July 26, 2020
	Q222	Q122	Q221	Q222	Q221
GAAP net income attributable to common stockholders	$32,933	$23,500	$16,125	$56,433	$25,760
Adjustments to GAAP net income attributable to common stockholders:
Share-based compensation	11,517	11,839	13,186	23,356	22,565
Intangible amortization	1,298	1,298	2,020	2,596	4,860
Transaction and integration related	101	(177)	249	(76)	247
Restructuring and other reserves	16	—	502	16	502
Litigation cost, net of recoveries	560	540	105	1,100	251
Changes in the fair value of contingent earn-out obligations	—	—	—	—	(33)
Investment losses (gains), reserves and impairments, net	44	(84)	729	(40)	4,359
Total Non-GAAP adjustments before taxes	13,536	13,416	16,791	26,952	32,751
Associated tax effect	(3,375)	(2,006)	(4,848)	(5,381)	(7,420)
Equity in net (gains) losses of equity method investments	(674)	(78)	137	(752)	148
Total of supplemental information, net of taxes	9,487	11,332	12,080	20,819	25,479
Non-GAAP net income attributable to common stockholders	$42,420	$34,832	$28,205	$77,252	$51,239

GAAP diluted earnings per share	$0.50	$0.36	$0.24	$0.86	$0.39
Adjustments per above	0.15	0.17	0.19	0.31	0.39
Non-GAAP diluted earnings per share	$0.65	$0.53	$0.43	$1.17	$0.78

SEMTECH CORPORATION RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK Third Quarter of Fiscal Year 2022 Outlook (in millions, except per share data)

	Q3 FY22 Outlook
	October 31, 2021
	Low	High
Gross Margin–GAAP	62.4%	63.4%
Share-based compensation	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	62.8%	63.8%

	Low	High
Selling, general and administrative–GAAP	$44.0	$45.0
Share-based compensation	(10.0)	(10.0)
Transaction and integration related	(0.5)	(0.5)
Adjusted selling, general and administrative (Non-GAAP)	$33.5	$34.5

	Low	High
Product development and engineering–GAAP	$36.7	$37.7
Share-based compensation	(4.2)	(4.2)
Adjusted product development and engineering (Non-GAAP)	$32.5	$33.5

	Low	High
Diluted earnings per share–GAAP	$0.47	$0.55
Share-based compensation	0.23	0.23
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.02	0.02
Associated tax effect	(0.05)	(0.05)
Adjusted diluted earnings per share (Non-GAAP)	$0.68	$0.76

Contacts

Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com